Agreement No.: GEE24-[*] 1 SERVICE AGREEMENT, [***]Project Development MAIN DOCUMENT Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. Name of Project: [***]Project Short description of activities under this Service Agreement: Service Provider will provide development services for the new Polestar vehicle project [***]as described in Appendix 1. This Service Agreement is between Zhejiang Geely Automobile Engineering Technology Development Co., Ltd., Reg. No. 91330201MACRMC3J0P, a limited liability company incorporated under the laws of People´s Republic of China (“Service Provider”) and Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Purchaser”). Each of Service Provider and Purchaser is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Geely Auto Group Co., Ltd. (which is Service Provider’s Affiliate), Purchaser and Renault Korea Motors Co., Ltd. (“RKM”, whose corporate name has been changed to “Renault Korea Co., Ltd.” as the date of this Service Agreement) have entered into a framework agreement dated 9 November 2023 (the “Framework Agreement”), under which such parties have reached an agreement regarding the key principles on the cooperation in the localization of [***]Vehicle (as defined in the Framework Agreement) in Republic of Korea. B. Under the Framework Agreement, Purchaser has agreed to outsource the engineering design and adaption work related to Polestar Vehicle (as defined in the General Terms in Appendix 2) to Geely Auto Group Co., Ltd. or its Affiliates, including Service Provider or its Affiliates (as defined in Section 4 below). The Polestar Vehicle will be based on the [***] architecture as well as certain top-hat carry-over technology with additional Purchaser unique developments and infotainment and connectivity solution as provided by Service Provider and will be a premium battery electric vehicle in the [***]segment to be sold in [***] and [***] by Purchaser. C. Subject to the terms and conditions of this Service Agreement, the Service Provider shall provide to Purchaser the Services (as defined in the General Terms in Appendix 2), which are further described in the Service Specification in Appendix 1. The provision of the Services shall be performed in accordance with the terms in this service agreement and its appendices (the “Service Agreement”). D. In addition to this Service Agreement, Purchaser, as licensee, has obtained licenses to the Licensed IP (as defined in the General Terms in Appendix 2) included in the [***]and certain Agreement No.: GEE24-[*] 2 vehicle top-hat technologies through separate license agreements with Zhejiang Liankong Technologies Co., Ltd. and Zhejiang Zeekr Intelligent Technology Co., Ltd (“License Agreements”). Further, Ningbo Geely Automobile Research & Development Co., Ltd and Purchaser have entered into a service agreement dated December [***] regarding the provision of development services for the Polestar vehicle project [***] (of which the project code was later changed into [***], i.e. the [***]Vehicle) (“Service Agreement of [***] Vehicle Project”). Consequently, the Parties acknowledge and agree that the License Agreements and the Service Agreement of [***]Vehicle Project constitute a fundamental basis for this Service Agreement, and this Service Agreement is intended to eliminate any gaps between the Licensed IP, the results and deliverables under the Service Agreement of [***] Vehicle Project and a fully functional Polestar Vehicle by executing the Services in the pursuit of a successful development of the Polestar Vehicle. E. Furthermore, additional agreements for Change Management (as defined in the General Terms in Appendix 2) will be entered into to cover the full scope of the outsourcing of the engineering design and adaptation work related to Polestar Vehicle. F. Purchaser now wishes to enter into this Service Agreement for the purpose of receiving the Services and Service Provider wishes to provide the Services in accordance with the terms set forth in this Service Agreement. G. In light of the foregoing, the Parties have agreed to execute this Service Agreement. H. Unless otherwise defined in this Service Agreement, the capitalized terms used herein shall have the meaning given to such terms in the Framework Agreement. AGREEMENT 1. GENERAL 1.1 This Service Agreement consists of this main document (the “Main Document”) and its appendices. This Main Document sets out the specific terms in respect of the provision of the Services, whereas Appendix 2 sets out certain general terms and conditions applicable to the Parties’ rights, obligations and the performance of the Parties’ activities hereunder (the “General Terms”). 1.2 The Appendices shall be considered an integral part of this Service Agreement and any reference to the Service Agreement shall thus also include the Appendices. 1.3 All capitalized terms used, but not specifically defined in this Main Document, shall have the meaning ascribed to them in the General Terms. 2. OBJECTIVES AND GENERAL PRINCIPLES 2.1 Service Provider recognizes and acknowledges that the Services are vital and of utmost importance to the engineering development of Polestar Vehicle and have a direct impact on the potential success of the whole Project in relation to Polestar Vehicle. 2.2 [***]. Agreement No.: GEE24-[*] 3 3. SERVICE SPECIFICATION 3.1 The Parties have agreed upon the scope and specification for the Services as specified in the Service Specification set out in Appendix 1. 4. AFFILIATE 4.1 Affiliate shall for the purpose of this Service Agreement have the following meaning: 4.2 Affiliate means (a) For Service Provider, any other legal entity that, directly or indirectly, controls, is controlled by or is under common control with Zhejiang Geely Automobile Engineering Technology Development Co., Ltd., however excluding Purchaser and its Affiliates; and (b) For Purchaser, any legal entity that, directly or indirectly, controls, is controlled by or is under common control with Polestar Performance AB, however excluding the Service Provider and its Affiliates, 4.3 “control” for this purpose means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. 5. INTELLECTUAL PROPERTY RIGHTS 5.1 The Parties agree that the IP ownership of the Results developed through the performance of the Services under this Service Agreement is set forth in Section 5 in the General Terms. 6. SERVICE CHARGES 6.1 In consideration of Service Provider’s timely performance of the Services under this Service Agreement, Purchaser shall pay to Service Provider the service charges as further described below and in the General Terms (the “Service Charges”). 6.2 The Service Charges is a [***]compensation for the Services to be performed by Service Provider as described in Appendix 1. 6.3 The total Service Charges consists [***] 6.4 The Parties agree that Service Provider is entitled to purchase specific prototype Polestar Vehicles from RKM for the purpose of fulfilling the Services hereunder on a must-to-have basis, and in line with this, Purchaser shall cover the cost of such purchases estimated to [***]set forth in Section 6.3 as per [***] quotationprovided by RKM in the Service Charges. 6.5 The Service Charges for development services to be performed by Service Provider shall be paid [***]. The Service Charges for development services and prototypes to be performed and provided by RKM shall [***]. Payment to be made by telegraphic transfer. Agreement No.: GEE24-[*] 4 6.6 If Service Provider, pursuant to the General Terms, appoints its Affiliates and/or subcontractors to perform the Services under this Service Agreement, the costs relating to such work should be considered to be included in the Service Charges and Service Provider shall include the cost in the invoices to Purchaser. 6.7 The Service Charges shall be invoiced to Purchaser upon Purchaser’s approval of the Deliverables (the below dates not being considered payment dates but the dates when the Deliverables shall be ready for approval) described as follows. The payment amount in the sixth column is only the estimated amount and needs further adjustment [***]. 7. [***]GOVERNANCE FORUM 7.1 The Parties agree that governance in respect of this Service Agreement shall be handled in accordance with what is set out in the General Terms in Appendix 2. 8. TERRITORY 8.1 For the purposes of this Service Agreement, the “Territory” shall mean the [***]. 9. REPORTING 9.1 The Parties agree that the basis for setting payment plan shall be transparent and follow the milestone delivery plan. The deliverable approval as set forth in this Service agreement will be the only condition for Purchaser to approve and fulfil the payment. Deliverables at each payment date is set out in Appendix [***]. 10. ORDER OF PRIORITY 10.1 In the event there are any contradictions or inconsistencies between the terms of this Main Document and any of the Appendices hereto, the Parties agree that the following order of priority shall apply if not specifically stated otherwise in such document or the context or circumstances clearly suggest otherwise: (1) This Main Document (2) Appendix 2, General Terms – Service Agreement (3) Appendix 1, Service Specification 11. NOTICES 11.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Service Agreement shall be sent to the following addresses and shall otherwise be sent in accordance with the terms in the General Terms: Payment Schedule Invoice Issuance Date Payment Percentage [***] [***] [***] [***] [***] [***] [***] [***] [***]

Agreement No.: GEE24-[*] 5 (a) To Service Provider: Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. No. 918, Binhai 4th Rd Hangzhou Bay New District, Ningbo, P.R.China Attention: [***] Email: [***] With a copy to: [***] (b) To Purchaser: Polestar Performance AB Attention: [***]Assar Gabrielssons väg 9 405 31 Göteborg Sweden Email: [***] ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement No.: GEE24-[*] 6 11.2 This Service Agreement has been signed in four (4) originals, of which the Service Provider received three (3) originals and the Purchaser received one (1) original. POLESTAR PERFORMANCE AB ZHEJIANG GEELY AUTOMOBILE ENGINEERING TECHNOLOGY DEVELOPMENT CO., LTD. By: By: Printed Name: Printed Name: Title: Title: Date: Date: By: By: Printed Name: Printed Name: Title: Title: Date: Date: GEE24-[*] 1 SERVICE AGREEMENT, [***]Project Development APPENDIX 2 GENERAL TERMS 1. BACKGROUND 1.1 This Appendix 2, General Terms – Service Agreement, (the “General Terms”) is an Appendix to the Main Document and is an integrated part of the Service Agreement entered into between the Parties. 2. DEFINITIONS 2.1 For the purpose of these General Terms, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalized terms used, but not specifically defined below in this Section 2, shall have the meaning ascribed to them in the Main Document. 2.2 “Affiliate” is defined in the Main Document. 2.3 “Appendix” means an appendix to the Main Document. 2.4 “Background IP” means the Intellectual Property Rights either: (a) owned by either of the Parties; (b) created, developed or invented by directors, managers, employees or consultants of either of the Parties; (c) to which the Party has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this Service Agreement, and any Intellectual Property Rights developed or otherwise acquired independently of this Service Agreement. 2.5 “Change Management” means changes requested by either Party to the Service Specification in Appendix 1 (including any cancellation thereof) and approved by the other Party within the Term of Agreement, provided that such changes shall be agreed by the Parties in writing based on the template attached as Appendix [***]. 2.6 “Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Service Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know- GEE24-[*] 2 how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Service Agreement. 2.7 “Data Room” means the secure environment personal approved access information sharing platform agreed to be used between the Parties for making available the Results to Purchaser. 2.8 “Service Defect” means that Results does not meet the Final Service Specification after [***] for the Polestar Vehicle. For the avoidance of doubt, any defect caused by manufacturing, customer misuse, supplier quality or an event outside the Service Provider’s responsibility under this Agreement shall not be defined as Service Defect. 2.9 “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. 2.10 “Final Service Specification” means that the final status of Service Specification as of [***]for Polestar Vehicle. For the avoidance of doubt, the initial Service Specification is set out in Appendix 1 as of the Effective Date and may be updated through Change Management from time to time before [***] by such change/deviation signed or otherwise agreed by Parties in writing based on the template attached as Appendix [***]. 2.11 “Force Majeure Event” shall have the meaning set out in Section 15. 2.12 “Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight that would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Service Agreement. 2.13 “Intellectual Property Rights” or “IP” means Patents, Non-patented IP, rights in Confidential Information and Know-How to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. 2.14 “FSR” means [***]. 2.15 “Know-How” means confidential and proprietary industrial, technical and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, specifications, component lists, market forecasts, lists and particulars of customers and suppliers. 2.16 “Licensed IP” means the [***] architecture technology and top-hat technologies separately licensed through the License Agreements with Zhejiang Liankong Technologies

GEE24-[*] 3 Ltd Co. and Zhejiang Zeekr Intelligent Technology Co.,Ltd (as referred to in the Background section of the Main Document). 2.17 “Main Document” means the contract document (with the heading “Main Document - Service Agreement”), which is signed by Service Provider and Purchaser, to which these General Terms are an Appendix. 2.18 “Milestone” means the dates agreed between the Parties, when the Results, or parts thereof, shall have been delivered to and accepted by Purchaser, and which are, unless otherwise stated in this Service Agreement, set out in the Service Specification. 2.19 “Non-patented IP” means copyrights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this Service Agreement. 2.20 “PA” means Program Approval milestone. 2.21 “PC” means Program Confirmation milestone. 2.22 “VP1” means Verification Prototype gate 1. 2.23 “Patent” means any patent, patent application, or utility model, whether filed before, on or after execution of this Service Agreement, along with any continuation, continuation- in-part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing. 2.24 “Polestar Vehicle” means the Polestar branded car with the internal project name [***]. 2.25 “[***]” means the Polestar branded car based on the [***] Vehicle Base Project (as defined in Appendix 1) with CBU Manufacturing in the Busan Plant with localized parts supplied by RKM, and with KD parts including battery supplied by Geely and imported by RKM, with Planned [***]. [***] 2.26 “[***] PPGM” means the first level of governance forum for handling the co-operation between the Parties and Polestar regarding Polestar Vehicle in various matters as set out in the Framework Agreement, which is the so called [***] Polestar Program Governance Meeting. 2.27 “[***]Steering Committee” means the highest level governance forum established by the Parties and Polestar for handling the cooperation between such parties regarding Polestar Vehicle in various matters as set out in the Framework Agreement. 2.28 “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. GEE24-[*] 4 2.29 “Results” shall mean any outcome of the Services provided to Purchaser under this Service Agreement (including but not limited to any IP, technology, software (if any) deliverables, objects, products, documentation, modifications, improvements, and/or amendments, if applicable, to be carried out by Service Provider under the Service Specification) and any other outcome or result of the Services to be performed by Service Provider as described in the relevant Service Specification, irrespective of whether the performance of the Services has been completed or not, as explicitly set forth in Appendix [***] . For the avoidance of doubt, the results and deliverables under the Service Agreement of the [***] Vehicle Base Project or under the service agreement of [***] ([***]) are not considered as “Results” under this Service Agreement, even though such results and deliverables might be delivered together with the Results, but delivered only for the reference purpose in the pursuit of a successful development of the Polestar Vehicle. 2.30 “Services” shall mean the services to be performed by Service Provider to Purchaser hereunder, including services under the Appendix 1 attached hereto. For the avoidance of doubt, the services provided under the Service Agreement of the [***] Vehicle Base Project or under the service agreement of [***] ([***]) are not considered as “Services” under this Service Agreement. 2.31 “Service Agreement” means the Main Document including all of its Appendices and their Schedules as amended from time to time. 2.32 “Service Charges” means the service charges as set forth or referenced to in the Main Document. 2.33 “Service Specification” describes the Services to be provided by Service Provider to Purchaser hereunder including (if applicable) a time plan for the provision of the Services, which is included as Appendix 1 (including any update, revision and substitution made in accordance with this Service Agreement) in this Service Agreement. 2.34 “Supplier IP” means IP which is owned by suppliers to the Service Provider. 2.35 “Territory” means [***]. 2.36 “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties. 2.37 "Use", for the purpose of Section 5.2.2(a) of this Agreement, means to 1) install, integrate, incorporate, implement the Software on the Polestar Vehicle, 2) make, have made and sell Polestar Vehicle and related parts incorporated with the Software, and 3) service and repair Polestar Vehicle and related parts incorporated with the Software. GEE24-[*] 5 3. PROVISION OF SERVICES 3.1 Service Specification. The Parties have agreed upon the scope and specification of the Services provided under this Service Agreement in the Service Specification, including R&D services and other services as further described in Appendix 1 provided by the Service Provider. Although the Service Specification is intended to describe the Services, all such ancillary or incidental services not described but that are inherent subtasks of the Services or, based on common industry practice, usually held to be required for the proper performance and provision of services such as the Services, shall be deemed to be included in the Service Specification without any extra charge in addition to the Service Charge. When any such ancillary or incidental services are identified by Purchaser, Purchaser shall notify the other Party without undue delay and the Parties shall align and update the Service Specification accordingly, but in case Service Provider holds difference opinion on whether or not such service shall be considered as ancillary or incidental, the Parties shall escalate such issue in accordance with the escalation principles set forth in Section [17.1] for a final decision. A mutually agreed specification setting forth, on an overall level, the deliverables to be performed by Service Provider in relation to the Polestar Vehicle is set out in the Service Specification. A final specification of the deliverables together with costs adjustment (if any) shall, subject to good faith and joint discussions between the Parties, be made at [***] as a part of the [***]where all agreed deliverables will be finally specified. The final specification shall be made by way of an amendment agreement governed by the terms and conditions of this Agreement or by way of such change to/deviation from the initial specification before [***]to be signed or otherwise agreed by Parties in writing based on the template attached as Appendix [***]. 3.2 Making available the Results. Service Provider shall make the Results (or if not finalised, any part of the Results that has been finalised) available to Purchaser within the timeframes specified in the Service Specification, but under all circumstances promptly after any part of the Results has been finalised. The Results shall only be made available in a Data Room. The Results (or any finalised part thereof) shall be deemed made available by Service Provider to Purchaser if such files have been electronically loaded into and made accessible by Service Provider in the Data Room agreed upon. Delivery of any Results (or parts thereof), covered by this Service Agreement, occurs when the delivery at the respective Milestones meets the requirements for that Milestones set out in this Service Agreement, however subject to Section 4.4 below and that Purchaser has accepted such delivery in accordance with what is set out below in this Section 3.2. GEE24-[*] 6 Purchaser shall accept the delivery of the Results, and parts thereof, at the respective Milestones, unless the Results upon delivery at any such Milestone deviates from the requirements set forth in this Service Agreement. If the Results have been delivered in accordance with this Section 3.2, but Purchaser has not accepted the delivery in time (i.e. at the Milestones or as agreed separately agreed) nor objected to the delivery due to it deviating from what is set out in Section 4.4 below, the delivery shall be deemed accepted by Purchaser. 3.3 Service Recipients. In addition to Purchaser, all of Purchaser’s Affiliates shall be entitled to receive and use the Services under this Service Agreement. Nevertheless, Purchaser shall be Service Provider’s sole point of contact and shall be responsible for payment of the Service Charges as set forth in this Service Agreement, irrespectively of whether it is Purchaser or any of Purchaser’s Affiliates that in reality received and used the Services. Purchaser is entitled to, or instruct Service Provider to share the Results owned by Purchaser under this Service Agreement with RKM. 3.4 Subcontractors. The Parties acknowledge that Service Provider may use its Affiliates and/or subcontractors to perform the Services under this Service Agreement, provided that Service Provider informs Purchaser thereof. In particular, the Parties acknowledge and agree that Service Provider will engage RKM as a subcontractor for the performance of certain Services. The agreement to be entered into between RKM and Service Provider for subcontracting certain Services will hereinafter be referred to as the “Sub-Service Agreement”. The Sub- Service Agreement shall be subject to the Purchaser’s approval before execution, which shall not be unreasonably withheld. Subject to Section [3.4.3], Service Provider shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Service Agreement, by any Affiliate to Service Provider and/or any subcontractor to the same extent as if such performance or omittance was made by Service Provider itself. Service Provider shall also remain Purchaser’s sole point of contact unless otherwise agreed. Notwithstanding what is provided in Section 3.4.2, Service Provider shall not be responsible for the performance, delay and any omission to perform or comply with the provisions of this Service Agreement or the Sub-Service Agreement by RKM. Purchaser acknowledges and agrees that any claim made by Purchaser under this Service Agreement, which is caused by RKM’s non-compliance or other kind of breach of the Sub-Service Agreement, may lead to that Service Provider in its turn, puts forward a claim against RKM under Sub-Service Agreement, and that Service Provider shall only be held liable up to the amount it could recover from the claim against RKM, provided that Service Provider shall take the initiative to make such claims against RKM in a timely and proper manner based on contractual and legal grounds. Purchaser shall provide all necessary support as reasonably required by Service Provider.

GEE24-[*] 7 3.5 Relationship between the Parties. The Parties are acting as independent contractors when performing each Party’s respective obligations under the Service Agreement. Neither Party nor its Affiliates are agents for the other Party or its Affiliates and have no authority to represent them in relation to any matters. Nothing in these General Terms or the Service Agreement shall be construed as to constitute a partnership or joint venture between the Parties. 4. SERVICE REQUIREMENTS 4.1 All Services shall be performed in accordance with the requirements set forth in this Service Agreement, including the Service Specification, and otherwise in a professional manner. 4.2 When providing the Services, Service Provider shall use professional, appropriate, qualified and skilled personnel, and shall ensure that its personnel have been properly educated and trained for the Services to be performed, including being fully acquainted with Purchaser’s specific requirements. Service Provider shall avoid unnecessary changes in the personnel engaged in performing its undertakings under this Service Agreement. Service Provider shall work according to the same standard of care and professionalism that is done in Service Provider’s other business and development projects, including internal business and development projects, and within the group of companies which Service Provider belongs to. Such standard of care and professionalism, shall however at all times correspond to Industry Standard. For the avoidance of doubt, Service Provider is responsible for all necessary recruiting and hiring costs associated with employing appropriate personnel as well as all necessary training costs. If Service Provider uses its Affiliates and/or subcontractors to perform its responsibilities under this Service Agreement, the same way of working shall apply as if such performance was made by the Service Provider itself. Service Provider acknowledges that time is of essence and Service Provider agrees to strictly respect and adhere to the deadlines set out in the Service Specification in Appendix 1, such as time limits, milestones and gates. Service Provider shall be deemed to be in delay when the deadlines are not met and is solely caused by Service Provider (including its agents, supplier or subcontractors, but excluding RKM) unless the Parties have agreed for an extension of the time for meeting such deadlines upon which the new agreed delivery date shall be relevant for determining whether Service Provider is in delay. If Service Provider is in delay, or at any time believes that the deadlines are not, or are unlikely to be met in time, Service Provider shall inform Purchaser of the reasons for and consequences of not meeting the deadlines at the agreed date and shall provide additional resources, to ensure that the requirements for the deadlines are met as soon as possible. Related costs should be borne by the Service provider. If the [***] is delayed by more than [***]due to the Service Provider’s delay, Service Provider shall [***]. If such delay is caused by RKM, Service Provider shall [***] subject to Section 3.4.3., provided that Service Provider shall take the initiative to make such [***] in a timely and proper manner based on contractual and legal grounds. Purchaser shall provide all necessary support as reasonably required by Service Provider. GEE24-[*] 8 4.3 Notwithstanding what is set out above in this Section 4, Purchaser shall be responsible for [***] relating to delays which are due to Purchaser’s non-fulfilment of any of its obligations under this Service Agreement. Further, any such delays which are due to Purchaser shall give a corresponding extension of time to Service Provider for meeting any affected Milestone. Time plan and cost consequences for Purchaser’s requests for changes are to be handled in accordance with Section 12.2. 4.4 In the event the Service or any part thereof, after having met a Deadline, is a Service Defect, and the result is confirmed and accepted by Service Provider, Service Provider shall, if such Service Defect is discovered and/or notified to Service Provider before [***], more than insignificantly deviate from the requirements set forth in the Service Specification, or if Service Provider otherwise does not meet or ceases to meet the requirements set forth in this Service Agreement (except for minor faults and defects, which do not affect the provision of the Services), Service Provider shall rectify such Service Defect as soon as possible, provided that if Service Defect is caused by RKM, Service Provider shall use its commercial reasonable effort to procure RKM to remedy such Service Defect as soon as possible. Related costs shall be included in the [***] Service Charges. 4.5 In the event Service Provider fails to act in accordance with Section 4.2 and 4.4 above, such failure shall be escalated in accordance with the escalation principles set forth in Section 17.1 and eventually give Purchaser the right to terminate the Service Agreement in accordance with Section 14.4. 4.6 Purchaser shall provide Service Provider with instructions as reasonably required for Service Provider to be able to carry out the Services. Service Provider must continuously inform Purchaser of any needs of additional instructions or specifications required to perform the Services. 4.7 Service Provider shall ensure that it has sufficient resources to perform its undertakings under this Service Agreement. Further, Service Provider undertakes to ensure that the performance of the Services will not be given lower priority than other similar projects within the group of companies which Service Provider belongs to. 5. INTELLECTUAL PROPERTY RIGHTS 5.1 Ownership of existing Intellectual Property Rights. Each Party remains the sole and exclusive owner of its Background IP and any Intellectual Property Rights which are modifications, amendments or derivatives of any Intellectual Property Rights already owned by such Party, unless otherwise agreed under this Service Agreement. Notwithstanding anything to the contrary in the Service Agreement, nothing in these General Terms or otherwise in the Service Agreement shall be construed as to give the other Party any rights, including but not limited to any license rights (express or implied), to any Background IP, except as expressly stated herein. Nothing in this Service Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party. GEE24-[*] 9 5.2 Ownership of Results. In the event any Results are created as a result of the Services provided by Service Provider (or if applicable, any of its appointed Affiliates or subcontractors) under this Service Agreement, the Parties agree that [***] shall be the exclusive owner of such Results, except to the extent such Results constitute (i) Supplier IP or (ii) software that the [***] shall not own as stated in Section 5.2.3. Notwithstanding anything to the contrary in this Service Agreement, nothing in these General Terms or otherwise in the Service Agreement shall be construed as to give the other Party any rights, including but not limited to any license rights (express or implied), to any Background IP, except as expressly stated herein. In the event any software[***] is embedded in the Results, the embedded software shall be: owned by [***] (and/or its agents, supplier or subcontractors pursuant to relevant agreements between Service Provider and its agents, supplier or subcontractor), if such software is developed with reference to and/or is incorporated with any Background IP of Service Provider (and/or its agents, supplier or subcontractors). The [***] is granted a license to Use such software limited to the extent necessary for the [***] to make Use of the Results for the Polestar Vehicle. For the avoidance of doubt, [***] and/or [***] of such software shall not be provided to the [***] under the afore-mentioned license. owned by [***], if such software is developed in-house by Service Provider, without any reference to and does not incorporate any Background IP of Service Provider (including its agents, suppliers or subcontractors). All Results, developed as a result of the Services provided by Service Provider (or if applicable, any of its appointed Affiliates or subcontractors), except to the extent such Results constitutes Supplier IP or any software described in [***] or otherwise agreed by Parties in accordance with Section 5.2.1, shall consequently automatically upon creation be [***]. [***] shall further have the right to transfer, sublicense, modify and otherwise freely dispose of the Results. [***] For the term of this Service Agreement, [***] grants [***] (including its Affiliates) a non- exclusive, royalty-free and revocable licence to use the Results and [***]’s Background IP only for the purpose of providing the Services pursuant to this Service Agreement and only to the extent necessary for the same. 5.3 Supplier IP [***] 5.4 Polestar brand name. GEE24-[*] 10 For the sake of clarity, it is especially noted that this Service Agreement does not include any right to use the “Polestar” brand name, or Trademarks owned or held by Polestar, or refer to “Polestar” in communications or official documents of whatever kind. The Parties acknowledge that the “Polestar” Trademarks as well as the “Polestar” name is owned by Polestar Holding AB and that the right to use the name and the “Polestar” Trademarks is subject to a license agreement, which stipulates that the name, Trademarks owned or held by Polestar and all thereto related Intellectual Property can only be used by Polestar Performance AB and its Affiliates in relation to Polestar products. This means that this Service Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 5.5 Geely brand name. Correspondingly, it is especially noted that this Service Agreement does not include any right to use the Geely brand name or Trademarks or refer to Geely in communications or official documents of whatever kind. This means that this Service Agreement does not include any rights to directly or indirectly use the Geely brand name or Geely Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 5.6 Suspected infringement. Either Party shall promptly (upon becoming aware) notify the other Party in writing of: (a) any conduct of a Third Party that such Party reasonably believes to be, or reasonably believes to be likely to be, an infringement, misappropriation or other violation of any Intellectual Property Rights pertaining to the Results; or (b) any allegations made to such Party by a Third Party that any Intellectual Property Rights pertaining to the Results are invalid, subject to cancellation, unenforceable, or are a misappropriation of or infringes any Intellectual Property Rights of a Third Party. If Service Provider believes any part of the Results is likely to become the subject of an allegation set forth in 5.6.1(a) during the term of this Service Agreement, Service Provider shall, at its option and expense, either to secure a right of continued use or replace or modify the aforementioned Results so that it becomes non-infringing. If Service Provider has fulfilled its obligations under this Section 5.6.2, Purchaser shall not be further indemnified if there is no actual loss or damage suffered by Purchaser resulting therefrom. In case of any claim or litigation made by a Third Party, the Parties should discuss in good faith and align in terms of the general defending strategy and other action plans, and support each other in a timely and proper manner for the mutual benefits of the Parties.

GEE24-[*] 11 5.7 Service Charges In consideration of Service Provider’s performance of the Services under this Service Agreement, Purchaser agrees to pay to Service Provider the Service Charges as set forth or referenced to in the Main Document. 6. PAYMENT TERMS 6.1 The Service Charges shall be paid in the currency set forth in the Main Document, in a timely manner and in accordance with the payment terms set forth in this Section 6. The Purchaser’s obligation to pay the Services Charges is subject to the Services Provider’s timely delivery of the agreed Milestones. The Parties understand that any changes proposed by either Party and agreed by the Parties from time to time may result in an adjustment of delivery which could have an effect on the payment dates. The delivery date of changes shall be further determined by Parties. The Parties shall engage in good-faith discussion regarding any material change(s) proposed by either Party, including any extra cost and payment thereof, which should be further governed through amendments of this Agreement or in writing based on the template attached as Appendix [***]. 6.2 Purchaser shall bear the VAT and surtaxes, and Service Provider shall bear the Withholding Tax, which are applicable in accordance with local legislation to amounts and payments referred to in this Service Agreement. 6.3 Purchaser shall make a reasonable effort in establishing, where applicable and to the fullest extent possible, to the tax authorities of its country of residence that services rendered there by Service Provider do not amount to a Permanent Establishment as defined under Article 5 of the Agreement between the Government of the People’s Republic of China and the Government of the Kingdom of Sweden for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (1986) (hereinafter the "Sweden-China Income Tax Treaty"). Service Provider shall make a reasonable effort to obtain a credit, under either Article 23 of the Sweden-China Income Tax Treaty or the domestic legislation of Service Provider's country of residence, against income tax in Service Provider’s country of residence on account of the withholding tax, if any, levied on the payments by the tax authorities of Purchaser's country of residence. 6.4 In the event that the withholding tax, if any, levied by the tax authorities of Purchaser's country of residence is determined, by the tax authorities of Service Provider's country of residence, to not be so creditable against the income tax of Service Provider, Purchaser shall reimburse Service Provider for the withholding tax, exclusive of any tax applicable thereupon in Purchaser's country of residence. The reimbursement shall be due upon the presentation by Service Provider of reasonable proof of the denial of the afore-mentioned credit. 6.5 Where the withholding tax levied in Purchaser's country of residence is denied creditability in Service Provider's country of residence, Purchaser and Service Provider shall decide jointly whether a course of action shall be undertaken in the form of Mutual Agreement GEE24-[*] 12 Procedure under Article 25 of the Sweden-China Income Tax Treaty or other dispute resolution procedures available between the competent authorities of Sweden and China. 6.6 Upon tax authority request, Service Provider should provide the supporting documents to help Purchaser prove the arm’s length nature of the payment. 6.7 Any amount of the Service Charges invoiced by Service Provider to Purchaser shall be paid by Purchaser within 45 days after the invoice date. Subject to what has been set forth in Section 4.3, in the event that the Milestone [***]is delayed more than [***]solely or substantially caused by Service Provider and/or its Affiliates, after that Purchaser has submitted this withholding request in accordance with the escalation principles in Section 17.1 to the Steering Committee or the Strategic Board for final decision and if the above fora decide proper amount, Purchaser can withhold the payment of the Service Charges. Purchaser has the right to withhold payment of the Service Charges [***]Notwithstanding the foregoing, as long as Geely and/or its Affiliates has duly performed its obligations according to this Agreement, Purchaser shall not withhold the payment of the Service Charges if such delay is solely or substantially caused by RKM and/or its Affiliates. 6.8 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the [***], with an addition of [***] per annum. 6.9 Any paid portion of the Service Charges is non-refundable, with the exception set forth in the Main Document. 7. AUDIT AND COMPLIANCE Sections 10 (Responsible Business), 17 (Personal Data Protection) and 18.4 (Audit Rights) of the Framework Agreement, which are applicable to Service Provider and its Affiliates in the Project, shall be deemed as restated herein and be applicable to this Service Agreement, mutatis mutandis. 8. REPRESENTATIONS 8.1 Each Party warrants and represents to the other Party that: (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Service Agreement and to perform its obligations hereunder; (c) it has all requisite ownership, rights and licenses to perform its obligations under this Service Agreement; (d) if at the time of delivery, any of the Results is software: (i) it does not contain any program routine, device, code or instructions (including any code or instructions provided by third parties) or other undisclosed feature, including a time bomb, virus, software lock, drop-dead device, malicious logic, worm, Trojan horse, bug, error, GEE24-[*] 13 defect or trap door, that is capable of accessing, modifying, deleting, damaging, disabling, deactivating, interfering with, or otherwise harming such software, any hardware, data or other electronically stored information, or computer programs or systems; and (ii) except as otherwise identified to Purchaser in Appendix 1, such software does not contain any open source material (including any libraries or software licensed under the GNU General Public License, the GNU GPL family of licenses (e.g., Affero GPL, LGPL, etc.), the Eclipse License or any other similar “public,” “open source” or “free” software license agreement or arrangement) obligating Purchaser to disclose or make the Source Code or Object Code available to any Third Party; (e) the execution, delivery and performance of this Service Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (f) this Service Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 8.2 Service Provider warrants and represents that the Results combined with Licensed IP fulfils the requirements set forth in the Service Specification, in particular as regards description, technical design, systems integration, suitability and fitness for the purpose of creating a complete Polestar Vehicle. 9. SERVICE WARRANTY 9.1 When performing the Services, Service Provider shall provide professional and skilled personnel, properly educated and trained for the Services to be performed at the best of their knowledge. 9.2 Service Provider represents and warrants that the deliverables will conform in all respects to the agreed and approved Service Specification, comply with all applicable laws and regulations in the Territory, i.e. the markets where the Polestar Vehicle will be offered. Purchaser acknowledges that the price of the Services to be performed and other deliverables to be delivered by Service Provider are set in consideration of the foregoing. 10. INDEMNIFICATION 10.1 Subject to Section 11, Service Provider hereby agrees that the Purchaser, its Affiliates, and its officers, managers, directors, investors, employees, and agents(together, the “ Indemnitees”) shall be indemnified by such Party for any direct liability, loss, cost, damages or reasonable incurred expenses (including attorneys’ fees) caused by, or originating from, any claim by any Third Party that (i) any Results, when used alone or when applied, integrated, connected or otherwise combined with the Licensed IP or any part therein according to the service specification provided under this Service Agreement, infringes the Intellectual Property Rights of the Third Party (“IP Claims”), or GEE24-[*] 14 (ii) is attributable to Service Defect, including those related to death or personal injuries or damaging tangible properties of third parties (“Other Third Party Claims”) (iii) Licensed IP, when applied, integrated, connected or otherwise combined with the Results or any part therein according to the service specification provided under this Service Agreement, infringes the Intellectual Property Rights of the Third Party (and on the condition that such infringement would not have occurred when the Licensed IP is used without the foregoing application, integration, connection or combination) , (“Licensed IP Claim”, together with IP Claim and Other Third Party Claims, “Claims”), provided that (a) such Claim is supported by a final non-appealable judgment of a competent court or a final verdict of a competent arbitration forum; or (b) in the case of a settlement between the Purchaser and such Third Party, the said settlement has been approved by the Service Provider. 11. [***]LIMITATION OF LIABILITY 11.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Service Agreement. 11.2 Unless otherwise stated in this Service Agreement, each Party’s aggregate liability for any direct damage arising out of or in connection with this Service Agreement shall be limited to [***]. 11.3 The limitations of liability set forth in this Section 11.2 shall not apply in respect of: (a) claims related to death or bodily injury; (b) damage caused by wilful misconduct or gross negligence; (c) damage caused by a Party’s breach of the confidentiality undertakings in Section 13 below; or (d) damage arising out of an infringement, or alleged infringement, of the other Party’s Intellectual Property Rights. 11.4 If the Purchaser or its Affiliates has been compensated for its losses in connection with the Results pursuant to [the other agreements in relation to this Project], the Purchaser shall not be compensated again in relation to the same losses under this Service Agreement for the same matter and legal ground. 11.5 Subject to Section 11 (limitation of liability), the liability, obligations, costs, penalties, judgment and fees and expenses (including but not limited to reasonable attorney fees, expert fees and where applicable, any and all disbursements or expenses of the type customarily incurred in connection with related defences or investigations) arising from Service Defect shall be borne by the responsible Party determined by a root cause analysis (if applicable) mutually agreed between the Parties according to good faith discussions or

GEE24-[*] 15 other reasonable evidence. If the result of root cause analysis could not be mutually agreed between the Parties, Parties shall follow the Escalation principles as set forth in Section 17.1. 12. GOVERNANCE AND CHANGES 12.1 Governance. The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Service Agreement as well as issues and/or disputes arising under this Service Agreement. The governance and co-operation between the Parties in respect of this Service Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon inter alia the prioritisation of development activities or other aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the [***] PPGM. If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the [***]Steering Committee for decision. In the event that the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and the procedure set forth in Section 17 shall apply. 12.2 Changes before [***] milestone During the term of this Service Agreement, either Party can request changes to the Service Specification (including any cancellation thereof), which shall be subject to the Parties’ agreement in writing based on the template attached as Appendix [***] and be handled in accordance with this Section 12.2 and the governance procedure set forth in Section 12.1 above. Both Parties agree to act in good faith to address and respond to any change request within a reasonable period of time. (a) Service Provider has an obligation to handle such approved changes in [***] deliveries up until [***] milestone. Any additional cost or cost saving related to such Change Management shall be agreed by the Parties. If the abovementioned additional costs shall be paid to the Service Provider as agreed by the Parties, the costs shall be an extra payment in addition to the Service Charge based on the template attached as Appendix [***]; (b) Changes according to this Section 12.2 shall be handled according to the CCR process as further described in Appendix [***] of the Service Specification. GEE24-[*] 16 The Parties acknowledge that Service Provider will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is an amendment of this Service Agreement signed by the Parties about the requested change or such requested change is agreed by Parties in writing based on the template attached as Appendix [***], all work shall continue in accordance with the existing Service Specification. 13. CONFIDENTIAL INFORMATION 13.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 13.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Service Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Service Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 13.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub- contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (e) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or (f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 13.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to Third Parties or publication of the Confidential Information as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its officers, employees and consultants are bound by a similar duty of GEE24-[*] 17 confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 13. 13.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 13.5 If any Party violates any of its obligations described in this Section 13, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to 17.1.7 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 13.6 This Section 13 shall survive the expiration or termination of this Service Agreement without limitation in time. 14. TERM AND TERMINATION 14.1 This Service Agreement shall become effective when the Main Document is signed by duly authorised signatories of each Party and shall, unless terminated in accordance with this Section 14 below, remain in force until the Services are completed at [***] milestone, [***] (“Term of Agreement”). 14.2 Either Party shall be entitled to terminate this Service Agreement with immediate effect in the event: (a) the other Party commits a material breach of the terms of this Service Agreement, which has not been remedied within [***]days from written notice from the other Party to remedy such breach (if capable of being remedied); or (b) if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 14.3 For avoidance of doubt, Purchaser not paying the Service Charges, without legitimate reasons for withholding payment, shall be considered in material breach for the purpose of this Service Agreement. 14.4 Furthermore, Purchaser is entitled to terminate this Service Agreement with immediate effect in case Service Provider acts in breach, which is not insignificant, of what is set forth GEE24-[*] 18 in Section 4.2.1 and 4.4 provided that the issue first has been escalated in accordance with Section 17.1, and further provided that such issue is not solely or substantially caused by RKM. 15. MISCELLANEOUS 15.1 Force majeure. 15.2 Neither Party shall be liable for any failure or delay in performing its obligations under the Service Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by one of the foregoing events. A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Service Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. For avoidance of doubt, Force Majeure Event will not excuse or delay the performance of Party’s obligation to pay Service Charge previously accrued. 15.3 Notices. All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Service Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or

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(d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation;

15.3.1 in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by a Party by email, such Party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in the Main Document, or to such other address, number or email address as a Party may designate.

15.4 Assignment.

15.4.1 Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Service Agreement without the other Party's prior written consent.

15.4.2 Notwithstanding the above, each Party may assign this Service Agreement to an Affiliate without the prior written consent of the other Party.

15.5 **Waiver.** Neither Party shall be deprived of any right under this Service Agreement because of its failure to exercise any right under this Service Agreement or failure to notify the infringing party of a breach in connection with the Service Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

15.6 **Severability.** In the event any provision of this Service Agreement is wholly or partly invalid, the validity of the Service Agreement as a whole shall not be affected and the remaining provisions of the Service Agreement shall remain valid. To the extent that such invalidity materially affects a Party's benefit from, or performance under, the Service Agreement, it shall be reasonably amended.

15.7 **Entire agreement.** All arrangements, commitments and undertakings in connection with the subject matter of this Service Agreement (whether written or oral) made before the date of this Service Agreement are superseded by this Service Agreement and its Appendices.

15.8 **Amendments.** Any amendment or addition to this Service Agreement must be made in writing and signed by the Parties to be valid.

15.9 Survival.

15.9.1 If this Service Agreement is terminated or expires pursuant to Section **Error! Reference source not found.** or (if the Purchaser is the Party entitled to terminate this Service Agreement pursuant to said Section) above, Section 5 (*Intellectual Property Rights*), Section 10 (*Indemnifications*), Section 11 (Limitation of Liability), Section 13 (*Confidentiality*), Section 15.9.1 (*Governing Law),* Section 17 (*Dispute Resolution*) as well

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as this Section 15.9.1, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

15.9.2 If this Service Agreement is terminated or expires pursuant to Section **Error! Reference source not found.** (if the Service Provider is the Party entitled to terminate this Service Agreement pursuant to said Section), Section,Section 14.4 or Section above, Section 13 (*Confidentiality*), Section 15.9.1 (*Governing Law),* Section 17 *(Dispute Resolution*) as well as this Section 15.9.2, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

16. GOVERNING LAW

16.1 This Service Agreement and all non-contractual obligations in connection with this Service Agreement shall be governed by the substantive laws of the People's Republic of China.

17. DISPUTE RESOLUTION

17.1 Escalation principles.

17.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the **[***]** PPGM. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the **[***]** PPGM. Each such statement shall be considered by the next regular meeting held by the **[***]** PPGM or in a forum meeting specifically called upon by either Party for the settlement of the issue.

17.1.2 The members of the **[***]** PPGM shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the **[***]** PPGM may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the **[***]**PPGM without undue delay. If the **[***]** PPGM agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

17.1.3 If the **[***]** PPGM cannot settle the deadlock within 30 days from the deadlock notice served pursuant to Section 17.1.1 above, such deadlock will be referred to the **[***]** Steering Committee, which shall use reasonable endeavours to resolve the situation in the same way as indicated above.

17.1.4 If the **[***]** Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, the matter shall be escalated to Polestar, Geely and Renault Group level CEO Committee for decision under the Framework Agreement..

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17.1.5 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 13 above.

17.1.6 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 17.1 and apply shorter time frames and/or escalate an issue directly to the **[***]**Steering Committee in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

17.1.7 Arbitration.

17.1.8 Any dispute, controversy or claim arising out of or in connection with this Service Agreement, or the breach, termination or invalidity thereof, shall:

17.1.9 if the Party that is providing the Services is incorporated under the laws of the People's Republic of China, be submitted to China International Economic and Trade Arbitration Committee ("CIETAC") for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC's arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese; and

17.1.10 if the Party that is providing the Services is incorporated under the laws of Sweden, be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators.

17.1.11 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Service Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

17.1.12 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Service Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

17.1.13 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

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Agreement No.: [***]

SERVICE AGREEMENT, [***] Project DEVELOPMENT
APPENDIX 1
SERVICE SPECIFICATION

1. GENERAL

This Service Specification is a part of the Service Agreement executed between Service Provider and Purchaser. This Service Specification sets out the scope and the specification of the activities that shall be performed under the Service Agreement, the division of responsibilities between Service Provider and Purchaser and the applicable time plan for the performance of the activities.

2. DEFINITIONS

Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Service Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa.

The following words shall have the meaning specified below:

- **PS** means Program Start
- **J1** means Job 1
- **OKtB** means OK to Buy
- **FSR** means Final Status Report at program close-down. This normally occurs at [***] unless otherwise agreed upon by the Parties.
- [***]**Vehicle Base Project** means the vehicle program currently referred to as [***], which is defined in the Framework Agreement.
- [***]means the Polestar branded car based on the [***] Vehicle Base Project with CBU Manufacturing in the Busan Plant with localized parts supplied by RKM, and with KD parts including battery supplied by Geely and imported by RKM, with Planned SOP [***] in week [***]. The Parties further acknowledge and agree that once [***] (as defined below) is formally implemented, [***]shall be adjusted based on [***]through CCR process, and, if necessary, the Parties shall enter into an amendment of this Agreement to govern such change. For the avoidance of doubt, only when [***] is formally implemented, the Parties shall make [***]equal [***] with the structural version [***] in terms of the technical specifications and overall set-up, unless otherwise agreed between Parties.
- [***] means [***] Vehicle model year [***] which is being planned.

3. GENERAL DESCRIPTION

Service Provider will develop the Polestar Vehicle engineering from the [***]to the [***]. Based on the [***]Vehicle Base Project, the Parties have agreed to cooperate in the localization of

50419 T Haraldsson MPV 2020-11-05

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[***] Vehicle in Korea Busan Plant with Localized Parts list in accordance with the specification in Appendix 1.09.

Assumptions/Pre-Requisites [***]project is an overseas production (localization) project based on the [***] Vehicle Base Project at the Busan plant in Korea.

RKM is responsible for the Program management and Production development of the [***]project, while Geely is only responsible for the development and control of engineering products. The detailed division of work between the three parties is specified in RASIC in Appendix 1.05, and the development scope is detailed in Appendix 1.04

Based on Geely NPDS development process：

Based on the PPWW of [***] Vehicle Base Project in Appendix 1.02A only as a reference, which will be changed to PPWW of [***] as further set forth in Appendix 1.02B upon Parties' agreement in writing and after the development service agreement of [***] is signed between Parties. It is acknowledged by Parties that, the development of [***] and any further change to [***] shall consider the feasibility, cost impacts and time impacts to the [***]project, aiming for the [***] to share a same PPWW with [***]project. If any change impacts [***]project, timing schedule and cost impact should be evaluated by [***] PPGM and go through CCR.

Based on [***] Vehicle Base Project, localized parts are specified in appendix 1.09. Design and engineering data remain unchanged, and RKM or Polestar should initiate CCR process if either has the change request for the data. For Regulations of 2025 certification, as in [***] Vehicle Base Project it has been checked and satisfied the requirements, [***]will carry over the result from the [***] Vehicle Base Project. RKM shall be responsible for carrying out conformity of production (COP), responsible for producing the complete vehicle and the product quality of local parts;

- Project development is based on [***];

- The market is based on the [***].

4. DESCRIPTION OF THE SERVICE ACTIVITIES

The Parties have agreed that the Service Provider is responsible for the product engineering development of the [***]project according to the further specified in Appendix 1.01-1.10 (a list of Appendixes is included in Section 7).

Time plan: The Vehicle Program Plan ("**VPP**") with the agreed time plan for the [***]project is enclosed in Appendix 1.01, which is managed by RKM.

Development content: The development content is specified as set forth below:

- The Product Project World-Wide ("**PPWW**") which contains the technical specification of the Polestar Vehicle is attached in Appendix 1.02. The PPWW is

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Agreement No.: [***]

  updated throughout the project with changes agreed between the Parties according to the agreed Change management process.

- The Project will use the forecasted sales volumes as mentioned in the Framework Agreement. The forecasted [***]sales volumes are set out in the table below. The table shall be only for illustration purposes as of the date of this Agreement, and may be further updated from time to time based on the decision made by [***] PPGM.

	[***]	[***]	[***]	[***]	[***]	Total
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
Total	[***]	[***]	[***]	[***]	[***]	[***]

Development scope and targets: Based on the [***]Vehicle Base Project, with the [***]unchanged, the functional components and electrical components remain unchanged. Some of the body, interior and exterior parts development will be based on the localized parts list as per Appendix 1.09, the attributes target and function list are same as [***] Vehicle Base Project, which are specified in Appendix 1.04.

Roles and Responsibilities: The Roles & Responsibilities (RASIC) job split for the [***]Project is included in Appendix 1.05.

Homologation:

The homologation services, which are further specified in the homologation section of the RASIC in Appendix 1.05, will include:

[***]export vehicles: Certification testing and documentation of Localized Parts (e.g. re-testing and re-certification), if required, shall be conducted by RKM with support by Geely. Should certification and homologation of the complete Polestar Vehicle be required, the certification and homologation should, upon Polestar request, be conducted by Geely with RKM's support relating to Localized Parts. Geely shall, upon request of Polestar, support with tracking and advising on [***]certification requirements and the activities required. Polestar shall determine which certification activities to be performed.

Sustainability requirements: Geely acknowledges that it is important to Polestar that product engineering be as efficient and sustainable as possible in terms of its impact to the environment. The Sustainability requirements of Purchase/Material/Manufacture/Logistic are responsible by RKM with GEELY support, specified in the RASIC Appendix 1.05, which are agreed by Parties. Geely shall continue to comply with the product engineering requirements as agreed in the [***] Vehicle Base Project.

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Agreement No.: [***]

Digital: The Parties will exchange necessary information between the parties required to deliver on service specified in this appendix 1; After the release of the new version of data, it means that the old version of data will become invalid immediately.

Change Management/Content Change Request ("CCR"): The Content Change Request process (CCR) during the project up to [***]shall be handled in accordance with the process described in Appendix 1.07, and changes shall be agreed by the Parties in writing based on the template which separately agreed by the Parties.

The Project Governance structure: The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Project as well as issues and/or disputes arising under this Project, as specified in Appendix 1.08.

The Localization: Polestar should define and approve target as necessary level of localization for substantial transformation. RKM is responsible to execute localization activities based on agreed target. GEELY supports RKM to execute localization of the manufacturing of the complete vehicle activities based on agreed target. The impact of localization rate on the substantial transformation should be evaluated by RKM and approved by Polestar. For the sake of clarity, any change to the list of Localized Parts should follow the change process.

5. DELIVERABLES

5.1 The activities started at [***] gate and shall end no later than the latest of the [***]milestones for targeted [***]or the approved [***]milestone. The project shall follow the [***]project time plan as enclosed in Appendix 1.01 (VPP).

5.2 The Service Provider will deliver to Purchaser in accordance with this time plan following the Purchaser's requirement as described in NPDS, detail as Appendix 1.10 Deliverables list.

6. LIST OF APPENDICES

[***]

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